UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 20, 2009

VERSANT CORPORATION

(Exact name of Registrant as Specified in its Charter)

California	000-28540	94-3079392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

255 Shoreline Drive, Suite 450
Redwood City, California 94065

(Address of Principal Executive Offices, including Zip Code)

(650) 232-2400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01       Regulation FD Disclosure

The information in this Form 8-K that is furnished under this “Item 7.01 Regulation F-D Disclosure” and the related Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On April 20, 2009, Versant Corporation (the “Company”) issued a press release announcing (i) revised guidance regarding the Company’s revenues and diluted earnings per share for its fiscal year ending October 31, 2009, (ii) a preliminary estimate of the Company’s revenues and net income for its second fiscal quarter ending April 30, 2009, (iii) anticipated reductions in the Company’s operating expenses in fiscal 2009 and (iv) that the Company ..plans to continue its previously announced stock repurchase program.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits

(d)                                 Exhibits

The following exhibit is furnished as part of this report.

Exhibit Number	Description

99.1	Press release by Versant Corporation dated April 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT CORPORATION

Date: April 20, 2009	By:	/s/ Jerry Wong
Jerry Wong, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release by Versant Corporation dated April 20, 2009